Exhibit 10.1

Fisher Scientific International Inc.

Non-Qualified Stock Option Award Agreement

Management Options

     THIS AGREEMENT is made by and between FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the “Company”), and [___], (“Optionee”), as of [___].

RECITALS

     A. The Company has adopted and approved the [Fisher Scientific International Inc. 2001 Equity and Incentive Plan] [Fisher Scientific International Inc. 2003 Equity and Incentive Plan] (the “Plan”); and

     B. The Committee appointed to administer the Plan has determined that Optionee is eligible to participate in the Plan and that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to Optionee; and

     C. This Agreement is prepared in conjunction with and under the terms of the Plan. Terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan; and

     D. Optionee has accepted the grant of the Option and agreed to the terms and conditions hereinafter stated.

     NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND OF THE PROMISES AND CONDITIONS HEREIN CONTAINED, IT IS AGREED AS FOLLOWS:

ARTICLE I
GRANT OF OPTION

Section 1.1 — Grant of Option.

     Subject to the provisions of this Agreement, the provisions of the Plan, and the provisions of the Agreement Relating to Intellectual Property, Confidential Information, Conflicts of Interest and Release between the Company and [___], the Company has granted effective [___] (the “Effective Date”) to Optionee the right and option to purchase all or any part of [___] shares of common stock, par value $.01 per share (“Stock”), of the Company. The Option granted pursuant to this Agreement is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

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Section 1.2 — Exercise Price.

     The exercise price of the Option shall be $[___] per share of Stock subject to the Option, without commission or other charge.

ARTICLE II
VESTING AND EXERCISABILITY

Section 2.1 — Vesting and Exercisability.

     Except as otherwise provided herein, in the Plan or in the Optionee’s employment or other individual agreement, the Option shall become 100 percent vested [ ] years from the date of grant, if Optionee has continuously provided services to the Company, a Subsidiary or Affiliate or has been continuously employed by the Company, a Subsidiary or Affiliate until such date. Prior to becoming 100 percent vested, the Option shall become exercisable in [ ] cumulative installments as follows:

Date First Available
	Number of Shares	For Exercise
[ ]%	[ ]	[___________]
[ ]%	[ ]	[___________]
[ ]%	[ ]	[___________]

     The Option shall become fully vested and exercisable upon the occurrence of a Change in Control or upon the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee.

Section 2.2 — Expiration of Option.

     Except as otherwise provided herein, in the Plan or in the Optionee’s employment or other individual agreement, the Option may not be exercised to any extent after the first to occur of the following events:

     (a) The expiration of ten years from the date the Option was granted;

     (b) The date of termination of Optionee’s employment or services if such termination is for “Cause” (as defined below);

     (c) The expiration of three months from the date of termination of Optionee’s employment or services (including termination by reason of the Optionee’s employer ceasing to be a Subsidiary or Affiliate of the Company) for any reason other than death, retirement at or after Optionee’s normal retirement date under the Company’s qualified retirement plan, or

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Management Options

permanent and total disability within the meaning of Section 22(e)(3) of the Code, with respect to the portion of the Option exercisable as of such date of termination, and the date of such termination with respect to any other portion of the Option; or

     (d) The expiration of three years from the date of termination of Optionee’s employment or services as a result of retirement at or after Optionee’s normal retirement date under any Company qualified retirement plan in which he participates with respect to the portion of the Option exercisable as of such date of termination, and the date of such termination with respect to any other portion of the Option.

     For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Optionee to perform substantially the Optionee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Optionee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or any Subsidiary or Affiliate. For purposes of this provision, no act or failure to act, on the part of the Optionee, shall be considered “willful” unless it is done, or omitted to be done, by the Optionee in bad faith or without reasonable belief that the Optionee’s action or omission was in the best interests of the Company, Subsidiary or Affiliate.

ARTICLE III
EXERCISE OF OPTION

Section 3.1 — Manner of Exercise.

     (a) The Option, to the extent then vested and exercisable, shall be exercisable by delivery to the Company of a written notice stating the number of shares as to which the Option is exercised pursuant to this Agreement and a designation of the method of payment of the exercise price with respect to Stock to be purchased. An Option may not be exercised for less than 100 shares of Stock (or the number of remaining shares of Stock subject to the Option if less than 100).

     (b) The exercise price of the Option, or portion thereof, with respect to Stock to be purchased, shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, which consent may be withheld in its sole discretion, in shares of Stock, valued at the Fair Market Value on the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales, or if permitted by the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding Awards under the Plan.

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ARTICLE IV
MISCELLANEOUS

Section 4.1 — Transferability of Option.

     Unless the Committee determines otherwise, the Option is nontransferable except by will or the laws of descent and distribution.

Section 4.2 — No Rights as a Stockholder; Adjustment.

     Optionee shall have no rights as a stockholder with respect to any Stock covered by the Option until the date of the issuance of a stock certificate to such individual for such Stock. The Option shall be subject to adjustment as provided under the provisions of Section 5 of the Plan.

Section 4.3 — Other Restrictions.

     The exercise of each Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by Optionee with respect to the disposition of shares of Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

Section 4.4 — Restrictive Covenants.

     If the Optionee engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan (including the the Agreement Relating to Intellectual Property, Confidential Information, Conflicts of Interest and Release), then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach the Option shall be cancelled and, if and to the extent the Option was exercised within a period of 18 months prior to such breach, the Optionee shall be required to return to the Company, upon demand, any cash or equity acquired by Optionee upon such exercise or sale.

Section 4.5 — Taxes and Withholdings.

     Not later than the date of exercise of the Option granted hereunder, Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Optionee federal, state, and local taxes of any kind required by law to be withheld upon the exercise of such option.

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Section 4.6 — Notices.

     Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at Liberty Lane, Hampton, New Hampshire 03842, Attention: Corporate Secretary, and to Optionee at the address set forth below or at such other address as either party may hereafter designate in writing to the other by like notice.

Section 4.7 — Effect of Agreement.

     Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

Section 4.8 — Conflicts and Interpretations.

     In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

Section 4.9 — Amendment.

     This Agreement may not be amended in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.

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Management Options

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Optionee has hereunto set Optionee’s hand.

FISHER SCIENTIFIC INTERNATIONAL INC.

BY:

Signature of Optionee:
[ ]

Address

Social Security Number